Exhibit 99.1

NRG Energy to Acquire Green Mountain Energy Company,
the Leading Retail Provider of Clean Energy Products and Services
—Creating unique, sustainable growth platform by matching up NRG’s growing wind and solar portfolio with Green Mountain’s leading green retail franchise—

PRINCETON, NJ; September 16, 2010—NRG Energy, Inc. (NYSE: NRG) today announced a definitive agreement to acquire Green Mountain Energy Company, the nation’s leading retail provider of clean energy products and services, for $350 million in cash.

“A permanent and fast-growing portion of the American population is seeking to live sustainably across all key phases of their lifestyle, including the energy they use in their homes, at work and in their personal transportation. Green Mountain understands that customer base and serves it better than any other retail energy provider,” said David Crane, NRG President and Chief Executive Officer. “Increasingly NRG, with our expanding portfolio of wind, solar and biomass initiatives, working with and through Green Mountain, is poised to become the clean energy provider of choice for Americans who want to make a difference for the environment.”

Aligning Green Mountain’s green retail franchise with NRG’s growing portfolio of renewable power assets and development pipeline creates the foundation for what will be the preeminent platform of clean energy solutions in Texas, New York and ultimately, other core markets served by Green Mountain and NRG. Green Mountain will be run as a standalone business within NRG. This acquisition, with an anticipated annual EBITDA contribution of $70 million, is immediately accretive to EBITDA and free cash flow. NRG anticipates funding the transaction with cash on hand upon transaction close, which is expected by mid-November.

“Our acquisition by NRG strengthens Green Mountain’s ability to provide the clean energy products that our customers value, while allowing us to reach new markets and offer greater consumer choice—all while preserving our founding ideals,” said Paul Thomas, Green Mountain President and Chief Executive Officer. “Our customers will continue to be Green Mountain customers.”

Green Mountain ranked highest in J.D. Power and Associates 2009 Texas Business Retail Electric Provider Satisfaction Study. Austin-based Green Mountain has residential and commercial customers primarily in Texas and the New York metro region. Green Mountain also delivers green products and services to select utilities, including Portland General Electric—ranked as the number one green utility program by the Department of Energy’s National Renewable Energy Laboratory—as well as providers in New York and New Jersey.

The transaction is subject to customary closing conditions and regulatory approvals, including Department of Justice (Hart Scott Rodino) and the Federal Energy Regulatory Commission as well as other regulatory notices.
About NRG
NRG Energy, Inc., a Fortune 500 and S&P 500 Index company, owns and operates one of the country’s largest and most diverse power generation portfolios. Headquartered in Princeton, NJ, the Company’s power plants provide more than 24,000 megawatts of generation capacity—enough to supply more than 20 million homes. NRG’s retail business, Reliant Energy, serves nearly 1.6 million residential, business, commercial and industrial customers in Texas. A past recipient of the energy industry’s highest honors—Platts Industry Leadership and Energy Company of the Year awards, NRG is a member of the U.S. Climate Action Partnership (USCAP), a group of business and environmental organizations calling for mandatory legislation to reduce greenhouse gas emissions.
More information is available at www.nrgenergy.com.

About Green Mountain Energy Company
Green Mountain, the nation’s leading competitive retail provider of cleaner energy and carbon offset solutions, was founded in 1997 “to change the way power is made.” The company is the longest serving green power marketer in the U.S. and in 2009 was ranked the “Highest in Texas Business Customer Satisfaction with Retail Electric Service” by J.D. Power and Associates. Green Mountain offers consumers and businesses the choice of clean electricity products from renewable sources such as wind and water, as well as a variety of carbon offset products. Green Mountain customers have collectively helped avoid over 11.3 billion pounds of carbon dioxide emissions. For more information, visit GreenMountain.com.

Non-GAAP Reconciliation(1)

Pre-Tax Income	44
Interest Expense	0
Depreciation & Amortization(2)	26
Adjusted EBITDA(3) of Contribution from Assets Acquired	70

(1)	The reconciliation is an estimate based upon an initial 12 month period and is not representative of an annual performance metric.

(2)	Depreciation & Amortization is a preliminary estimate subject to change upon completion of final acquisition accounting.

(3)	Excludes MtM adjustments on economic hedges

Note:

EBITDA and adjusted EBITDA are non GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of EBITDA and adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items. Furthermore, the EBITDA projections provided in this press release are intended as an annual run rate and are not intended as guidance for any particular year.

EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debts or the cash income tax payments;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for reorganization, restructuring, impairment and corporate relocation charges, discontinued operations, write downs and gains or losses on the sales of equity method investments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Safe Harbor Disclosure
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include NRG’s expectations regarding the Green Mountain acquisition and forward-looking statements typically can be identified by the use of words such as “will,” “expect,” “believe,” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in retail power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the retail power markets, changes in government regulation of markets and of environmental emissions, unanticipated outages at our generation facilities, and the inability to achieve regulatory approvals and successfully close the transaction.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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Media contacts for NRG: Meredith Moore	Investor Relations for NRG: Nahla Azmy	Media contact for Green Mountain:
609.524.4522	609.524.4526	Marci Grossman 602.694.8972
David Knox 713.795.6106 Lori Neuman 609.524.4525	Stefan Kimball 609.524.4527 Erin Gilli 609.524.4528